AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

GEOBIO ENERGY, INC.

AND

ENVIROPLASTICS CORPORATION AND

THE SECURITY HOLDERS OF ENVIROPLASTICS CORPORATION
INDEX

ARTICLE I – Exchange of Securities		2

1.1	Issuance of Securities	2
1.2	Exemption from Registration	2

ARTICLE II – Representations and Warranties of EnviroPlastics Corporation		2

2.1	Organization	2
2.2	Capital	2
2.3	Subsidiaries	2
2.4	Directors and Executive Officers	2
2.5	Financial Statements	2
2.6	Absence of Changes	3
2.7	Absence of Undisclosed Liabilities	3
2.8	Tax Returns	3
2.9	Investigation of Financial Condition	3
2.10	Intellectual Property Rights	3
2.11	Compliance with Laws	3
2.12	Litigation	3
2.13	Authority	3
2.14	Ability to Carry Out Obligations	3
2.15	Full Disclosure	3
2.16	Assets	3
2.17	Material Contracts	3
2.18	Indemnification	3
2.19	Criminal or Civil Acts	3
2.20	Restricted Securities	3

ARTICLE III – Representations and Warranties of GeoBio Energy, Inc.		4

3.1	Organization	4
3.2	Capital	4
3.3	Subsidiaries	4
3.4	Directors and Executive Officers	4
3.5	Financial Statements	4
3.6	Financing	4
3.7	Absence of Changes	4
3.8	Absence of Undisclosed Liabilities	4
3.9	Tax Returns	4
3.10	Investigation of Financial Condition	4
3.11	Intellectual Property Rights	4
3.12	Compliance with Laws	4
3.13	Litigation	4
3.14	Authority	4
3.15	Ability to Carry Out Obligations	5
3.16	Full Disclosure	5
3.17	Assets	5
3.18	Material Contracts	5
3.19	Indemnification	5
3.20	Criminal or Civil Acts	5

ARTICLE IV – Covenants Prior to the Closing Date		5

4.1	Investigative Rights	5
4.2	Conduct of Business	5
4.3	Confidential Information	5
4.4	Notice of Non-Compliance	5

ARTICLE V – Conditions Precedent to GeoBio Energy, Inc.’ Performance		5

5.1	Conditions	5
5.2	Accuracy of Representations	6
5.3	Performance	6
5.4	Absence of Litigation	6
5.5	Officer’s Certificate	6
5.6	Corporate Action	6
5.7	Acceptance of Financial Statements	6

ARTICLE VI – Conditions Precedent to EnviroPlastics Corporation’s Performance		6

6.1	Conditions	6
6.2	Accuracy of Representations	6
6.3	Performance	6
6.4	Absence of Litigation	6
6.5	Officer’s Certificate	6
6.6	Payment of Liabilities	6
6.7	Directors of GeoBio	6
6.8	Officers of GeoBio	6

ARTICLE VII – Closing		6

7.1	Closing	6

ARTICLE VIII – Covenants Subsequent to the Closing Date		7

8.1	Registration and Listing	7

ARTICLE IX – Miscellaneous		7

9.1	Captions and Headings	7
9.2	No Oral Change	7
9.3	Non-Waiver	7
9.4	Time of Essence	7
9.5	Entire Agreement	7
9.6	Choice of Law	7
9.7	Counterparts	7
9.8	Notices	7
9.9	Binding Effect	7
9.10	Mutual Cooperation	7
9.11	Finders	7
9.12	Announcements	8
9.13	Expenses	8
9.14	Survival of Representations and Warranties	8
9.15	Exhibits	8
9.16	Unwinding, Termination, Amendment and Waiver	8

	Exhibits

1.1	EP Security Holders
1.2	EP Subscription Agreements
2.5	Financial Statements for EP(if available)
2.7	EP Liability Schedule
2.8	Provisions for taxes (if any)
2.16	Assets of EP
2.17	Material Contractsof EP
3.5	Financial Statements for GeoBio
3.8	GeoBio provisions for Tax Returns(if any)
3.17	Material Contracts for GeoBio

MERGER BY SHARE EXCHANGE
AGREEMENT

THIS AGREEMENT (“Agreement”) is made this ___  day of March 2009, by and between GeoBio Energy, Inc. a Colorado corporation (“GeoBio”), EnviroPlastics Corporation, a Nevada corporation (“EP”) and the security holders of EP (the “EP Security Holders”) who are listed on Exhibit 1.1 hereto.

WHEREAS, GeoBio desires to acquire all of the issued and outstanding common stock of EP (“EP Stock”) from the EP Security Holders in exchange for common stock of GeoBio; and

WHEREAS, all of the EP Security Holders agree to exchange one hundred percent (100%) of the EP Stock they hold in EP for such share amount which equals ninety percent (90%) of the issued and outstanding shares of GeoBio common stock  at the time of the Closing (defined below) of this Agreement (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, GeoBio agrees to issue and exchange the Shares for one hundred percent (100%) of the issued and outstanding EP Stock held by the EP Security Holders.  All GeoBio Shares will be issued directly to the EP Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1. Upon Closing (defined in Section 7.1), GeoBio shall issue to the existing EP Security Holders the Shares (ninety percent (90%) of the issued and outstanding shares of GeoBio common stock at the time of the Closing (defined below) of this Agreement).

1.2           Exemption from Registration. The parties hereto intend that all GeoBio common stock to be issued to the EP Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the EP Security Holders will execute and deliver to GeoBio subscription agreements for the Shares, a copy of which is attached as Exhibit 1.2, on the Closing date of this Agreement (the “Closing Date”).

ARTICLE II
Representations and Warranties of EP

EP hereby represents and warrants to GeoBio that:

2.1           Organization. EP is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. EP will deliver 100% of its issued and outstanding stock, subscriptions, options, rights, warrants, debentures, instruments, convertible securities or convertible preferred stock and/or common stock equivalents, or other agreements or commitments obligating EP to issue any additional EP Stock of any class, which shall equal thirty five million (35,000,000) shares of common stock, on a fully diluted basis.  There shall be no outstanding preferred stock of EP at the time of the Closing.

2.3           Subsidiaries. EP currently does not own any subsidiaries.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of EP are as follows:

Name	Position
Geoff Meagher	Chief Executive Officer, Director
David J. Moore	President, Director
Gary DeLaurentiis	Chief Operations Officer, Director
David M. Otto	Secretary, Director

2.5           Financial Statements. Unless otherwise provided herein as Exhibit 2.5, EP represents that it shall have the ability to provide and shall produce, within forty-five (45) days of Closing, financial statements consisting of a balance sheet and a related statements of income and cash flow for (I) the prior two (2) fiscal years (or for the period since inception of the Company, if less than two years), (II) for the quarters subsequent to the most recent fiscal year and (III) for the period subsequent to the most recent quarter if material changes have occurred (the “EP Financial Statements”), which fairly represent the financial condition of EP as of the respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles (GAAP).  The EP Financial Statements shall state Zero Dollars ($0) of debt-related liabilities.

2.6           Absence of Changes. Since December 31, 2008, there has not been any material change in the financial condition or operations of EP, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of the Closing Date, EP shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the EP Liability Schedule, attached as Exhibit 2.7.

2.8           Tax Returns. EP has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.8 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by EP.

2.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, GeoBio, its legal counsel and accountants shall have the opportunity to meet with EP’s accountants and attorneys to discuss the financial condition of EP during reasonable business hours and in a manner that does not interfere with the normal operation of EP’s business.  EP shall make available to GeoBio all books and records of EP.

2.10           Intellectual Property Rights. EP owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11           Compliance with Laws. To the best of EP’s knowledge, EP has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12           Litigation. EP is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of EP, threatened against or affecting EP or its business, assets or financial condition.  EP is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  EP is not engaged in any material litigation to recover monies due to it.

2.13           Authority. The Board of Directors of EP has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and EP has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of EP and is enforceable in accordance with its terms and conditions.  A majority of EP Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14           Ability to Carry Out Obligations. The execution and delivery of this Agreement by EP and the performance by EP of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which EP is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of EP, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of EP.

2.15           Full Disclosure. None of the representations and warranties made by EP herein or in any exhibit, certificate or memorandum furnished or to be furnished by EP, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16           Assets. EP’s assets shall be fully included in Exhibit 2.16 attached hereto no later than the Closing Date, and such assets are not subject to any claims or encumbrances except as indicated in Schedule 2.16, respectively.

2.17           Material Contracts. A list of EP’s material contracts shall be attached hereto as Exhibit 2.17 no later than the Closing Date, and such contracts shall be made available for inspection within five (5) days prior to Closing.

2.18           Indemnification. EP agrees to indemnify, defend and hold GeoBio harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against GeoBio which arise out of, or result from (i) any breach by EP in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by EP under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by EP in this Agreement.

2.19           Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of EP has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20           Restricted Securities.  EP and the EP Security Holders acknowledge that all of the GeoBio Shares issued by GeoBio are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
Representations and Warranties of GeoBio

GeoBio represents and warrants to EP the following to be true currently or shall be true as of the Closing Date:

3.1           Organization. GeoBio is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of GeoBio:

(a) consists of two hundred million (200,000,000) shares of no par value common stock, of which approximately forty four million (44,000,000) shares are currently outstanding.  Zero (0) shares of no par value preferred stock, five million (5,000,000) of which are authorized and none of which currently are outstanding. All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. Currently, warrants to issue approximately five million five hundred eighteen thousand five hundred fifty three (5,518,553) shares of common stock remain outstanding.  There are no other outstanding subscriptions, rights, debentures, instruments, convertible securities or other agreements or commitments obligating GeoBio to issue any additional shares of its capital stock of any class; and

(b) shall, on the Closing Date, consist approximately of five hundred million (500,000,000) shares of capital stock, forty million (40,000,000) of which shall be issued and outstanding, twenty five million (25,000,000) shares preferred stock and none of which shall be issued and outstanding.  GeoBio shall undertake all necessary steps to effect a recapitalization to implement this capital structure.

3.3           Subsidiaries. GeoBio does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers.

(a) The name and title of the director and executive officer of GeoBio are as follows:
Name	Position
Gary M. DeLaurentiis	Director
Alan Chaffee	Director
David M. Otto	Director

(b)           Upon the Closing Date, GeoBio shall appoint up to two (2) additional EP designees to the board of directors.

3.5           Financial Statements. The EDGAR database of the SEC contains Exhibit 3.5 hereto the audited financial statements of GeoBio through the fiscal year ended September 30, 2008 and quarterly statements through June 30, 2008 (the “GeoBio Financial Statements”) These GeoBio Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by GeoBio throughout the period indicated, and fairly present the financial position of GeoBio as of the date of the balance sheet included in the GeoBio Financial Statements and the results of operations for the period indicated. GeoBio shall bring its filings current within ninety (90) days following the Closing Date.

3.6           Financing.  No later than ninety (90) days following the Closing Date, GeoBio shall have properly secured and received financing in connection with this Agreement in the amount of no less than Five Hundred Thousand U.S. Dollars ($500,000) (the “Financing”).  In the event that GeoBio has not properly secured nor received the Financing, this Agreement shall be immediately unwound, cancelled and terminated in accordance with Section 9.16 herein below, and both parties returned to the state and condition as of the date of this Agreement, less expenses incurred.

3.7           Absence of Changes. Since June 30, 2008, there has not been any material change in the financial condition or operations of GeoBio, except as publically filed with the Securities and Exchange Commission or contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.8           Absence of Undisclosed Liabilities. As of the Closing Date, GeoBio shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the GeoBio Financial Statements.

3.9           Tax Returns. GeoBio has, or as of the Closing Date shall have, filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.8 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by GeoBio.

3.10           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, EP, its legal counsel and accountants shall have the opportunity to meet with GeoBio’s accountants and attorneys to discuss the financial condition of GeoBio during reasonable business hours and in a manner that does not interfere with the normal operation of GeoBio’s business.  GeoBio shall make available to EP all books and records of GeoBio.

3.11           Intellectual Property Rights. GeoBio has no trademarks, service marks, trade names, copyrights or filed patents material to its business.

3.12           Compliance with Laws. To the best of GeoBio’s knowledge, GeoBio has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.13           Litigation. GeoBio is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of GeoBio, threatened against or affecting GeoBio or its business, assets or financial condition.  GeoBio is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  GeoBio is not engaged in any material litigation to recover monies due to it.

3.14           Authority. The Board of Directors of GeoBio has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and GeoBio has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of GeoBio and is enforceable in accordance with its terms and conditions.

3.15           Ability to Carry Out Obligations. The execution and delivery of this Agreement by GeoBio and the performance by GeoBio of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which GeoBio is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GeoBio, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of GeoBio.

3.16           Full Disclosure. None of the representations and warranties made by GeoBio herein or in any exhibit, certificate or memorandum furnished or to be furnished by GeoBio, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.17           Assets. GeoBio assets are or shall be prior to the Closing Date, fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.18           Material Contracts. A list of GeoBio’s material contracts are attached hereto as Exhibit 3.17, and such contracts shall be made available for inspection within five (5) days prior to Closing.

                3.19           Indemnification. GeoBio agrees to indemnify, defend and hold EP harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against EP which arise out of, or result from (i) any breach by GeoBio in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by GeoBio under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by GeoBio in this Agreement.

3.20           Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no executive officer, director or principal stockholder of GeoBio has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or Financial Industry Regulatory Authority (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or FINRA proceeding.

ARTICLE IV
Covenants Prior to the Closing Date

                4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to GeoBio’s Performance

5.1           Conditions. GeoBio’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  GeoBio may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GeoBio of any other condition of or any of GeoBio’s other rights or remedies, at law or in equity, if EP shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by EP in this Agreement or in any written statement that shall be delivered to GeoBio by EP under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. EP shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against EP on or before the Closing Date.

5.5           Officer’s Certificate. EP shall have delivered to GeoBio a certificate dated the Closing Date signed by the Chief Executive Officer of EP certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6           Corporate Action. EP shall have obtained the approval of the EP Security Holders for the transaction contemplated by this Agreement.

5.7           Acceptance of Financial Statements. GeoBio shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the EP Financial Statements as set forth in Exhibit 2.5.

ARTICLE VI
Conditions Precedent to EP’s Performance

6.1           Conditions. EP’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. EP may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by EP of any other condition of or any of EP’s rights or remedies, at law or in equity, if GeoBio shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by GeoBio in this Agreement or in any written statement that shall be delivered to EP by GeoBio under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. GeoBio shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GeoBio on or before the Closing Date.

6.5           Officer’s Certificate. GeoBio shall have delivered to EP a certificate dated the Closing Date signed by the Chief Executive Officer of GeoBio certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Payment of Liabilities. On or before the Closing Date, GeoBio shall have paid any outstanding obligations and liabilities of GeoBio through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7           Directors of GeoBio. On the Closing Date, the Board of Directors of GeoBio shall appoint up to two (2) designees of EP to GeoBio Board of Directors.

6.8           Officers of GeoBio. Concurrent to this Agreement, the Board of Directors of GeoBio shall execute an employment agreements naming Geoff Meagher to the position of Chief Executive Officer, David J. Moore to the position of President, Gary DeLaurentiis to the position of Chief Operations Officer and David M. Otto to the position of Secretary of GeoBio.  Alan Chaffee shall remain the Chief Financial Officer of GeoBio.

ARTICLE VII
Closing

7.1           Closing. The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place within ninety (90) days of the mutual execution of this Agreement, unless extended by mutual agreement.  At the closing:

(a) EP shall deliver to GeoBio (i) copies of Exhibit 1.2 executed by all of the EP Security Holders, (ii) an assignment of all of the EP Stock to GeoBio, (iii) the officer’s certificate described in Section 5.5, (iv) signed minutes of its directors approving this Agreement.

(b) GeoBio shall deliver to EP (i) certificates representing the Shares issued in the names of the EP Security Holders, (ii) the officer’s certificate described in Section 6.5, and (iii) signed minutes of its directors approving this Agreement.

ARTICLE VIII
Covenants Subsequent to the Closing Date

8.1           Registration and Listing. Following the Closing Date, GeoBio shall:

(a) Seek, secure and receive the Financing in accordance with Section 3.6 above;

(b) Comply with the Form 8-K requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including the timely preparation and filing of audited financial statements as required by Form 8-K; and

(c) Clear any Exchange Act Rule 144 sales of GeoBio common stock offered by any GeoBio common stockholder including affiliates or former affiliates of GeoBio within forty-eight (48) hours of the filing of the Notice of Sale pursuant to Rule 144.

               8.2   Corporate Action.  GeoBio shall file the required documents and take the required actions to change its name to “EnviroPlastics Corporation” or to such other name as deemed acceptable to the directors and management of GeoBio, within thirty (30) days following the Closing.

ARTICLE IX
Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the State of Washington.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

GeoBio Energy, Inc.:	GeoBio Energy, Inc c/o The Otto Law Group, PLLC 601 Union Street Suite 4500 Seattle, WA 98101 Attn: David M. Otto, Director
EnviroPlastics Corporation:	8619 N. Division Street Suite A Spokane, WA 99208 Attn: Geoff Meagher, CEO
With a copy to:	The Otto Law Group, PLLC601 Union Street, Suite 4500 Seattle, Washington 98101 Attn: David Otto

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10           Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11           Finders. There are no finders in connection with this transaction.

9.12           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13           Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.  The EP Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15           Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16           Unwinding, Termination, Amendment and Waiver.

(a) Undwinding.                                At any time whatsoever within ninety (90) days following the Closing Date of this Agreement, this Agreement may be cancelled and unwound by EP should GeoBio not prove able to provide the Financing in accordance with Section 3.6 above, and/or the proper and necessary due diligence materials, information and documents requested in this Agreement and its Exhibits attached.  In the event of cancellation and unwinding of this Agreement by either of the Parties, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either of the Parties, and such cancellation and unwinding shall not relieve any party hereto for any intentional breach prior to such cancellation and unwinding by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.  In the event of cancellation and unwinding of this Agreement, the Parties agree to make a good faith effort to return all consideration tendered and delivered by the other Party.

(b) Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of GeoBio or by the members of EP:

(1)           By mutual written consent of EP and GeoBio;

(2)           By either EP or GeoBio;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before within thirty (30) days following mutual execution of this Agreement, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By EP, if GeoBio breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           By GeoBio, if EP breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(c)           Effect of Termination.  In the event of termination of this Agreement by either GeoBio or EP, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EP or GeoBio, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(d)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(e)           Procedure for Unwinding, Termination, Amendment, Extension or Waiver.  An unwinding of this Agreement, a termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of EP or GeoBio, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]
In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

GEOBIO ENERGY, INC.

By:

           _______________________
Director

ENVIROPLASTICS CORPORATION

By:

_______________________

Chief Executive Officer, Director

EXHIBIT 1.1

EP Security Holders

EXHIBIT 1.2

EP Subscription Agreements
EXHIBIT 2.5

Financial Statements for EP (if available)
EXHIBIT 2.7

EP Liability Schedule
EXHIBIT 2.8

Provisions for taxes (if any)
EXHIBIT 2.16

Assets of EP
EXHIBIT 2.17

Material Contractsof EP
EXHIBIT 3.5

Financial Statements for GeoBio
EXHIBIT 3.8

GeoBio provisions for Tax Returns(if any)
EXHIBIT 3.17

Material Contracts for GeoBio